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                                                                   EXHIBIT 23(B)
                       INDEPENDENT AUDITORS' CONSENT

     We consent to incorporation by reference in this registration statement on Form S-8 of Duke Energy Corporation of our report dated January 16, 1997, on the consolidated financial statements of PanEnergy Corp as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, appearing in the Annual Report on Form 10-K of PanEnergy Corp for the year ended December 31, 1996, and incorporated by reference into the Current Report on Form 8-K of Duke Energy Corporation dated June 18, 1997.

                                                        KPMG Peat Marwick LLP

Houston, Texas
August 28, 1997